UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report:  May 26, 2011
(Date of earliest event reported)

Atrion Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-10763	63-0821819
(State or other jurisdiction	(Commission File	(I. R. S. Employer
of incorporation or organization)	Number)	Identification No.)

One Allentown Parkway
Allen, Texas	75002
(Address of principal executive offices)	(Zip Code)

(972) 390-9800
(Registrant's telephone number, including area code)

  Not Applicable
  (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is filed by Atrion Corporation (the "Company") to amend its Current Report on Form 8-K filed on May 27, 2011 and its Current Report on Form 8-K/A filed on August 19, 2011.  This amendment is being filed to disclose the Company's reconsideration of, and change in its decision regarding, how frequently the Company will conduct an advisory vote on the compensation of the Company's executive officers.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

As previously reported, at the Company’s annual meeting of stockholders held on May 26, 2011, the Company’s stockholders voted, on an advisory basis, on the frequency of future advisory voting on the compensation of the Company’s executive officers.  At a meeting held on August 16, 2011, the Company’s Board of Directors determined that the Company would hold an advisory vote on the compensation of the Company’s executive officers every three years until the next required vote or the Board of Directors otherwise determined that a different frequency for such advisory voting would be in the best interests of the stockholders of the Company.  After further consideration of the frequency of advisory voting on executive compensation, the Company’s Board of Directors, at a meeting held on February 20, 2012, determined that the Company will hold an advisory vote on the compensation of the Company’s executive officers every year, which is the frequency of advisory voting that received a majority of the votes cast at the annual meeting of stockholders held on May 26, 2011, until the next required vote on the frequency of stockholder voting on the compensation of the Company’s executive officers or the Board of Directors otherwise determines that a different frequency for such advisory voting is in the best interests of the stockholders of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRION CORPORATION

	By:	/s/ David A. Battat
David A. Battat
President and Chief Executive Officer

Date: February 23, 2012

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